Exhibit 10.1

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into as of the 31st day of December, 2006, by and among Virgin River Casino Corporation, a Nevada corporation (“Virgin River”), RBG, LLC, a Nevada limited-liability company (“RBG”), B & B B, Inc., a Nevada corporation (“B&BB”) (Virgin River, RBG and B&BB are hereafter, the “Operating Companies”), Black Gaming, LLC, a newly organized Nevada limited-liability company (“Black Gaming”), Robert R. Black, Sr., as trustee of the Robert R. Black Sr. Gaming Properties Trust u/a/d May 24, 2004 (the “Black Trust”), R. Black, Inc., a Nevada corporation (“RBI”) and Glenn J. Teixeira, an individual (“Mr. Teixeira”) (the Black Trust, RBI and Mr. Teixeira are hereafter the “Owners”).

W I T N E S S E T H:

A.            WHEREAS, the Operating Companies and their respective Owners desire to reorganize into a holding company form of ownership (the “Reorganization”) pursuant to which the Operating Companies will be wholly owned by Black Gaming;

B.            WHEREAS, Black Gaming was organized under Nevada law as a limited-liability company for the purpose of becoming the holding company of the Operating Companies;

C.            WHEREAS, RBI is currently owned 100% by the Black Trust;

D.            Whereas, Virgin River is currently owned 100% by the Black Trust;

E.             WHEREAS, RBG is currently owned 3.81% by the Black Trust, 5.47% by RBI, 88.8% by Virgin River and 1.92% by Mr. Teixeira;

F.             Whereas, B&BB is currently owned 100% by the Black Trust;

G.            WHEREAS, as a result of the Reorganization, the Black Trust and Mr. Teixeira will each receive membership units constituting 100% of the outstanding membership units of Black Gaming (“Black Units”) (as more particularly described below) and the Operating Companies will have a single common parent, and be wholly owned by, Black Gaming; and

H.            WHEREAS, the Reorganization is intended to be tax-free to the parties under the Internal Revenue Code of 1986, as amended.

1.             REORGANIZATION

1.1.          EXCHANGE OF SHARES/UNITS

(a)           The Operating Companies, Black Gaming and Owners agree, on the terms and subject to the conditions of this Agreement, that the following exchanges shall occur, at the effective times provided below:

(1)           At 11:58 pm Pacific Standard Time on December 31, 2006 (the “Exchange Date”), all of the 100 outstanding shares of capital stock of RBI (the “RBI Shares”) which are owned by the Black Trust, representing all of the issued and outstanding capital stock of, and all of the voting power in RBI, shall be exchanged for an aggregate of 3.68  outstanding shares of capital stock of Virgin River (the “Virgin River Shares”) which are owned by the Black Trust, representing 3.68% of the issued and outstanding capital stock (or approximately 26.25 RBI Shares for each Virgin River Share).

(2)           At 11:58 pm Pacific Standard Time on the Exchange Date, all of the Black Trust’s membership interests in RBG (the “RBG Interest”) representing 3.81% of the voting power in RBG prior to the Reorganization, shall be exchanged for an aggregate of 2.57 Virgin River Shares, representing 2.57% of the issued and outstanding capital stock (or approximately .67 Virgin River Shares for each 1.0% of RBG Interest).

(3)           At 11:58 pm Pacific Standard Time on the Exchange Date, all of Mr. Teixeira’s ownership interest in RBG, representing 1.92% of the voting power of RBG prior to the Reorganization, shall be exchanged for an aggregate of approximately 1.29 Virgin River Shares, representing 1.29% of the issued and outstanding capital stock (or .67 Virgin River Shares for each 1.0% of RBG Interest).

(4)           At 11:59 pm Pacific Standard Time on the Exchange Date, all of the 16.75 outstanding shares of capital stock of B&BB (the “B&BB Shares”), which are owned by the Black Trust, representing all of the issued and outstanding capital stock of, and all of the voting power in B&BB, shall be exchanged for an aggregate of 2,514 newly-issued Black Units representing 25.14% of the issued and outstanding membership interests following the Reorganization (or approximately 150.09 Black Units for each B&BB Share).

(5)           At 11:59 pm Pacific Standard Time on the Exchange Date, an aggregate of 100 Virgin River Shares, consisting of all of the Virgin River Shares owned by the Black Trust and Mr. Teixeira, shall be exchanged for an aggregate of 7,486 newly-issued Black Units (or 74.86 Black Units for each Virgin River Share), representing 73.89% and .97% respectively of the issued and outstanding membership interests following the Reorganization.

(b)        Immediately following the transactions described above on the Exchange Date (the “Effective Time”), the Operating Companies shall have each, directly or indirectly, become a wholly owned subsidiary of Black Gaming.

(c)         The ownership of the Operating Companies and Black Gaming immediately before and immediately after the exchange of shares/units described in Section 1.1(a) as set forth in Exhibit A attached hereto and incorporated by this reference.

(d)        The parties hereby acknowledge and agree that the transfers of ownership interests in the Operating Companies described in Section 1.1(a) above are made subject to certain existing pledges of such interests in favor of Michael J. Gaughan, The Bank of New York Trust Company, N.A. (in its capacity as collateral agent), and Wells Fargo Foothill, Inc. (in its capacity as administrative agent), as set forth in Exhibit B attached hereto and incorporated by this reference.

1.2.          EFFECTS OF EXCHANGE OF SHARES

(a)           At the Effective Time, the effects of the exchange of shares/units shall be as provided in this Agreement.  Without limiting the generality of the foregoing, the Owners’ interest in the Operating Companies shall be exchanged as provided herein and the Owners of the Operating Companies shall be entitled only to the rights provided in this Agreement.

(b)           Each Owner, by accepting Black Units, shall be deemed to have agreed (to the extent permitted by law) that if the relevant Nevada Gaming Authority (defined below) determines that a holder or beneficial owner of Black Units must be found suitable under applicable law, and if such holder or beneficial owner is not found suitable, or is subsequently found unsuitable, such holder shall, upon the request of Black Gaming, dispose of such holder’s Black Units within thirty (30) days after receipt of such request.

1.3.          COOPERATION; BEST EFFORTS

Each of the parties will use its respective best efforts to consummate the transactions contemplated by this Agreement and cooperate in any action necessary or advisable to facilitate such consummation including, without limitation, making all filings required in order to obtain any necessary consents or comply with law and providing any information required in connection therewith.

1.4.          CHANGE IN STRUCTURE OF TRANSACTIONS

Notwithstanding anything in this Agreement to the contrary, if at any time after the date hereof, it shall appear that a change in the structure of the transactions contemplated hereby shall be necessary or desirable in order to make the Reorganization tax-free to any parties or to comply with applicable law or the requirements of the regulatory authorities having jurisdiction over the transactions, the parties hereto agree to cooperate in making such changes in this Agreement and other documents contemplated hereby and in taking such other actions as may be required to effectuate such changes.

2.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPERATING COMPANIES

Each of the Operating Companies represents and warrants to, and covenants with, the other parties hereto, that except as set forth in writing referring specifically to this Agreement and delivered to the other parties hereto simultaneously with the delivery hereof, the following statements are, as of the date hereto, and will be, as of the Effective Time, true and correct:

2.1.          CONSENTS AND APPROVALS

Except as provided in Sections 4.3 and 4.4 hereto, no consent, approval or authorization of any non-governmental third party, other than such consents, approvals or authorizations which, if not made or obtained, would not have a material adverse effect, and no consent, approval, authorization or declaration of, or filing or registration with, any federal, state or local government or regulatory authority, is required to be made or obtained by the Operating Companies of the transactions contemplated hereby.  Any reference in this Agreement to any event, change or effect being “material” with respect to any entity means a material event, change or effect related to the condition (financial or otherwise), properties, assets, liabilities, businesses, prospects or operations of such entity.

2.2.          AUTHORIZATION OF AGREEMENT

The execution, delivery and (subject to obtaining the approvals and preconditions referred to in Section 5.1), performance of this Agreement has been duly and validly authorized by the respective Owners and boards of directors or managers, as applicable, of the Operating Companies.

3.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF BLACK GAMING

Black Gaming represents and warrants to, and covenants with, the other parties hereto, that except as set forth in writing referring specifically to this Agreement and delivered to the other parties hereby simultaneously with the delivery hereof, the following statements are, as of the date hereof, and will be, as of the Effective Time, true and correct:

3.1.          CONSENTS AND APPROVALS

Except as provided in Section 4.3 and 4.4 hereto, no consent, approval or authorization of any non-governmental third party, other than such consents, approvals or authorizations which, if not made or obtained, would not have a material adverse effect, and no consent, approval, authorization or declaration of, or filing or registration with, any federal, state or local governmental or regulatory authority, is required to be made or obtained by Black Gaming in connection with the execution and delivery of this Agreement by Black Gaming or the consummation by Black Gaming of the transactions contemplated hereby.

3.2.          AUTHORIZATION OF AGREEMENT

The execution, delivery and (subject to obtaining the approvals and preconditions referred to in Sections 5.1), performance of this Agreement has been duly and validly authorized and approved by the manager of Black Gaming and by Black Gaming’s members.  Black Gaming has taken or will use its best efforts to take, prior to the Effective Time, all action required by law and its organizational documents to authorize execution, delivery and performance by Black Gaming of this Agreement relating to the Reorganization.  Subject to the foregoing, this Agreement constitutes a valid and binding obligation of Black Gaming.

4.     CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME

4.1.          CONDUCT OF THE PARTIES’ BUSINESSES

Between the date hereof and the Effective Time, the parties hereto agree to conduct their businesses only in the ordinary course and in accordance with their respective best practices and policies.

4.2.          SUBMISSION TO OWNERS

Each of the Operating Companies and Black Gaming shall take all such actions as may be required to submit, at the earliest practicable date, for the approval of their respective Owners, as the case may be, the transactions contemplated hereby and all requisite matters incident thereto.  Each of the Operating Companies’ and Black Gaming’s board of directors or managers, as the case may be, shall recommend such approvals by the respective Owners as are required to effectuate the transactions contemplated hereby, unless, in the case of such boards of directors or managers, such directors or managers shall determine in good faith (after consultation with counsel) that the making of such recommendation would violate their fiduciary obligation to the respective Owners.

4.3.          REGULATORY APPROVALS

(a)           The Reorganization cannot be consummated unless and until the appropriate approvals have been received from the Nevada Gaming Commission, the Nevada State Gaming Control Board and any other applicable gaming authority (collectively, the “Nevada Gaming Authorities”).  No assurance can be given that all necessary governmental approvals will be obtained or that the approvals will not be subject to conditions or limitations which would limit the advisability of completing the Reorganization.

(b)           Each party shall cooperate with the others in the preparation of all relevant applications and will furnish promptly upon request all documents, information, financial statements or other materials as may be required in order to complete those applications.  Should the appearance of any of the officers, directors, employees or counsel of any of the parties hereto be required by any of the parties or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for those appearances.  The parties shall each afford the other reasonable opportunity to review all such applications and all amendments and supplements thereto before filing.

4.4.          THIRD PARTY APPROVALS

(a)           The Reorganization can not be consummated without compliance with certain terms and conditions of the (i) Virgin River, RBG and B&BB, as Issuers, $125,000,000 9.000% Senior Secured Notes due 2012 Indenture dated as of December 20, 2004, The Bank of New York Trust Company, N.A., as Trustee; (ii) Virgin River, RBG and B&BB, as Issuers, $66,000,000 Aggregate Principal Amount at Maturity 12.750% Senior Subordinated Discounted Notes due 2013 Indenture dated as of December 20, 2004, The Bank of New York Trust Company, N.A., as Trustee (items (i) and (ii) are hereafter, the “Indentures”); and (iii) Credit Agreement by and among B&BB, Casablanca Resorts, LLC, Oasis Interval Management, LLC, Oasis Interval Ownership, LLC, Oasis Recreational Properties, Inc., RBG and Virgin River, as

Borrowers, and Wells Fargo Foothill, Inc. as the Lender, Arranger and Administrative Agent, dated as of December 20, 2004 (the “Credit Agreement”).  In addition to compliance with applicable terms and conditions in the Indentures and the Credit Agreement, the Operating Companies and Black Gaming may be required to obtain certain approvals from appropriate parties related to the Indentures and Credit Agreement in order to consummate the Reorganization.  No assurance can be given that the respective parties will be able to comply with the required terms and conditions of the Indentures and the Credit Agreement or that all necessary approvals will be obtained or that the approvals, if obtained, will not be subject to conditions or limitations which would limit the advisability of completing the Reorganization.

(b)           Without limiting the generality of Section 4.4(a) above, the parties acknowledge and agree that as part of the Reorganization, Black Gaming will become a parent guarantor of the notes issued pursuant to the Indentures and will join the Credit Agreement as an additional borrower.

5.     CONDITIONS TO THE TRANSACTIONS; TERMINATION OF THE AGREEMENT

5.1.          GENERAL CONDITIONS

The obligations of each party to this Agreement to effect the transactions contemplated hereby are subject to the satisfaction or, in certain circumstances, the waiver of the following conditions on or before the Effective Time:  (a) approval of the Agreement by a vote of all of the Owners; (b) the Operating Companies, Black Gaming and the Owners having received all necessary approvals and consents from the Nevada Gaming Authorities; (c) the Operating Companies, Black Gaming and the Owners having complied with all required terms and conditions under the Indentures and the Credit Agreement and having received any necessary approvals and consents from the appropriate parties as required under the Indentures and the Credit Agreement; and (d) the absence of any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) enacted, issued, promulgated, enforced or entered by any United States or state court of competent jurisdiction, United States or state government or governmental agency or commission which would prohibit the consummation of the transactions contemplated by this Agreement and the Reorganization.

5.2.          TERMINATION OF AGREEMENT AND ABANDONMENT OF EXCHANGE

Anything herein contained to the contrary notwithstanding, this Agreement may be terminated at any time before prior to the Effective Time, whether before or after approval by the Owners, as follows, and in no other manner:

(a)           by written agreement signed by all of the parties hereto; or

(b)           if the conditions set forth at Sections 5.1 are not met.

6.     TERMINATION OF OBLIGATIONS; PAYMENT OF EXPENSES

6.1.          TERMINATION; NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES

In the event that this Agreement is terminated pursuant to Section 5.2, all further obligations of the parties under this Agreement shall terminate without further liability of any party to another.  A termination under Section 5.2 shall not relieve any party of any liability for a breach of this Agreement or for any intentional misrepresentation hereunder or be deemed to constitute a waiver of any available remedy for any such breach or intentional misrepresentation.  In the event a party succeeds in enforcing a remedy against another party under the Agreement, the prevailing party shall be entitled to be reimbursed for reasonable attorneys’ fees and expenses from the other party.  The representations, warranties and agreements of the parties set forth in this Agreement shall not survive the Effective Time and from and after the Effective Time none of the parties hereto, nor their respective managers, directors, partners or officers, shall have any liability to any other party on account of any breach or failure of any of those representations, warranties and agreements.

7.     GENERAL

7.1.          AMENDMENTS

Subject to applicable law, this Agreement may only be amended in a writing signed by all parties to this Agreement.

7.2.          GOVERNING LAW

This Agreement and the legal relations between the parties shall be governed and construed in accordance with the internal laws of the State of Nevada without taking into account provisions regarding choice of law, except to the extent certain matters may be governed as a matter of law by Federal law.

7.3.          NOTICES

Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid and addressed:

If to any of the Operating Companies, Black Gaming, the Black Trust or RBI:

Black Gaming, LLC
10777 W. Twain
Third Floor
Las Vegas, NV 89135
Attention:	Chief Executive Officer
Chief Financial Officer

With copies to:

Kummer Kaempfer Bonner & Renshaw
3800 Howard Hughes Parkway
7th Floor
Las Vegas, Nevada 89109
Attention: Michael J. Bonner, Esq.
Facsimile No.: (702) 796-7181

If to Teixeira:

Glenn Teixeira
2600 Bonita Lateral Road
Santa Maria, CA 93458

or to such other address as shall be furnished in writing by any such party, and any such notice or communication shall be deemed to have been given two business days after the date of such mailing (except that a notice of change of address shall not be deemed to have been given until received by the addressee).  Notices may also be sent by facsimile or hand-delivery, and in such event shall be deemed to have been given as of the date received.

7.4.          NO ASSIGNMENT

This Agreement may not be assigned by the parties hereto, by operation of law or otherwise.

7.5.          HEADINGS

The description headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

7.6.          COUNTERPARTS

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties hereto.

7.7.          ENTIRE AGREEMENT

This Agreement, together with the schedules, lists, exhibits and certificates required to be delivered hereunder and any amendments hereafter executed and delivered in accordance with Section 7.1., constitute the entire agreement of the parties hereto pertaining to the transactions contemplated hereby.  This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

7.8.          WAIVER

Any party hereto may waive any of the conditions to its obligations except those obligations specified in Section 5.1 of this Agreement, which conditions may not be waived by any individual party or the mutual agreement of all parties.  No waiver of a condition shall constitute a waiver of any of such party’s other rights or remedies, at law or in equity, or of any other conditions to such party’s obligations.

[signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers or managers thereunder duly authorized, all as of the date set forth above.

THE OPERATING COMPANIES	BLACK GAMING

VIRGIN RIVER CASINO CORPORATION	BLACK GAMING, LLC
a Nevada corporation	a Nevada limited-liability company

/s/ Robert R. Black, Sr.	/s/ Robert R. Black, Sr.
Robert R. Black, Sr., its President	Robert R. Black, Sr., its Manager

RBG, LLC	THE OWNERS
a Nevada limited-liability company
/s/ Robert R. Black, Sr.	ROBERT R. BLACK SR. GAMING PROPERTIES TRUST U/A/D MAY 24, 2004
Robert R. Black, Sr., its Manager
/s/ Robert R. Black, Sr.
Robert R. Black, Sr., its Trustee

B & B B, INC.
a Nevada corporation
R. BLACK INC.
/s/ Robert R. Black, Sr.	a Nevada corporation
Robert R. Black, Sr., its President
/s/ Robert R. Black, Sr.
Robert R. Black Sr., its President

GLENN J. TEIXEIRA
an individual

/s/ Glenn J. Teixeira
Glenn J. Teixeira

EXHIBIT A

Ownership Prior to Reorganization

Virgin River Casino Corporation

100 Shares - Robert R. Black Gaming Properties Trust u/a/d May 24, 2004

RBG, LLC

88.8% Virgin River Casino Corporation

3.81% Robert R. Black Gaming Properties Trust u/a/d May 24, 2004

5.47% R. Black, Inc.

1.92% Glenn J. Teixeira

B & B B, Inc.

16.75 Shares - Robert R. Black Gaming Properties Trust u/a/d May 24, 2004

Ownership of Black Gaming after Reorganization

99.03% Robert R. Black Gaming Properties Trust u/a/d May 24, 2004

0.97% Glenn J. Teixeira

EXHIBIT B

EXISTING PLEDGES

Name of Pledged Operating Company	Name of Pledgor	Total Number of Share/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.
Virgin River Casino Corporation	Black Gaming, LLC	100 shares	Common Stock	100%	16
RBG, LLC	Virgin River Casino Corporation	N/A	Membership Interests	94.53%	22
RBG, LLC	R. Black, Inc.	N/A	Membership Interests	5.47%	21
B & B B, Inc.	Black Gaming, LLC	16.75 shares	Common Stock	100%	II - 03

Michael J. Gaughan

Prior to consummation of the Reorganization, a security interest in 33 1/3% of the Operating Companies.

Wells Fargo Foothill, Inc. (in its capacity as administrative agent).

Prior to consummation of the Reorganization, a security interest in 100% of the Operating Companies, subject to the security interest of Michael J. Gaugahn.

Subsequent to consummation of the Reorganization, a security interest in 100% of the Operating Companies.

The Bank of New York Trust Company, N.A. (in its capacity as collateral agent)

Prior to consummation of the Reorganization, a security interest in 100% of the Operating Companies subject to security interests of Michael J. Guaghan and Wells Fargo Foothill, Inc.

Subsequent to consummation of the Reorganization, a security interest in 100% of the Operating Companies subject to security interest of Wells Fargo Foothill, Inc.